UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 January 4, 1999
                        (Date of earliest event reported)

                         CSI COMPUTER SPECIALISTS, INC.
             (Exact name of Registrant as specified in its Charter)

       Delaware                    0-26464                  52-1599610
(State of Incorporation)   (Commission File Number)        (IRS Employer
                                                       Identification Number)

          904 Wind River Lane, Suite 100, Gaithersburg, Maryland 20878 (Address of principal executive offices, including zip code)

                                 (301) 921-8860
              (Registrant's telephone number, including area code)




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Item 4.  Changes in Registrant's Certifying Accountants.

     (i) On January 4, 1999, CSI Computer Specialists, Inc. (the "Company") dismissed Moore Stephens, P.C. ("Moore Stephens") as its principal independent accountants. The decision to change accountants was approved by the Audit Committee of the Board of Directors of the Company. The Audit Committee of the Board of Directors of the Company consists of two outside directors.

     (ii) Moore Stephens' reports on the financial statements of the Company for the fiscal years ended December 31, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit with respect to the financial statements for the fiscal year ended December 31, 1998 has not yet been completed.

     (iii) During the two most recent fiscal years and the interim period from January 1, 1999 through January 4, 1999, there were no disagreements between the Company and Moore Stephens on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (iv) The Company has provided a copy of the information contained in this Form 8-K to Moore Stephens, and Moore Stephens, in accordance with the Company's request, has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the information contained in this Form 8-K. A copy of such letter is filed as an exhibit hereto.

     (v) As of the date of this Form 8-K, the Company had not engaged new principal independent accountants.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Exhibits

              16. Letter from Moore Stephens to the Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-B.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CSI COMPUTER SPECIALISTS, INC.




Date: January 4, 1999               By:  /s/ James D. Boccabella
                                         ------------------------------
                                         Chief Financial Officer



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                                  EXHIBIT INDEX



Exhibit No.         Description
-----------         -----------
16 Letter from Moore Stephens to the Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-B